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                                                                  Exhibit 10.44


                       AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made and entered into as of November 12, 2002, by and between Robert J. Wenzel, an individual resident of the State of Minnesota ("Employee"), and Horizon Medical Products, Inc., a Georgia corporation ("Employer");

                                  WITNESSETH:

         WHEREAS, Employee and Employer entered into that certain Employment Agreement dated May 8, 2002 (the "Employment Agreement") and desire to amend the Employment Agreement in the manner hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

         1. The Employment Agreement is hereby amended by deleting the first paragraph in Section 2 in its entirety and by substituting in lieu thereof the following first paragraph in Section 2:

                           The term of Employee's employment hereunder (the
                  "Term") shall be from May 8, 2002 (the "Effective Date") until termination upon the occurrence of any of the following events, provided that the Term shall expire on December 31, 2003 if not previously terminated:

         2. The Employment Agreement is hereby amended by deleting subsection (a) in Section 3.1 in its entirety and by substituting in lieu thereof the following subsection (a) in Section 3.1:

                  (A) SALARY. During the period from the Effective Date through December 31, 2002, Employee will be paid a salary (the "Salary") of no less than Two Hundred Thousand Dollars ($200,000.00) per annum, less deductions and withholdings required by applicable law, prorated during such period. Thereafter, Employee will be paid a Salary of no less than Two Hundred Twenty-Five Thousand Dollars ($225,000.00) per annum, less deductions and withholdings required by applicable law. The Salary shall be paid to Employee in equal monthly installments (or on such more frequent basis as other executives of Employer are compensated).


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         3.       The Employment Agreement is hereby amended by inserting the following new paragraph at the end of Section 3.1(b):

                           For Employer's 2003 fiscal year, Employee will
                  receive a quarterly bonus of Twenty Thousand Dollars ($20,000.00) for each calendar quarter during 2003 if the MBOs established for Employee by the Chief Executive Officer of Employer and by the Executive Committee of the Board of Directors of Employer, both for the quarter in question and for the year-to-date through the end of such quarter, are satisfied. If such bonus is earned, it will be payable to Employee on the date on which Employer's financial statements for such quarter are finalized.

         4. The Employment Agreement is hereby amended by deleting the last paragraph in Section 3.2 in its entirety and by inserting in lieu thereof the following paragraphs at the end of Section 3.2:

                           If Employee's employment hereunder is terminated by
                  Employer pursuant to Section 2(d) hereof, or if Employee continues his employment with Employer after December 31, 2003 and such employment is then terminated at any time by Employer for any reason other than good cause (as defined in Section 2(b) above), then, in any such event in addition to any other amount payable hereunder, Employer shall continue to pay Employee his normal Salary pursuant to Section 3.1(a) during the Termination Period (as defined below) in periodic payments (on the same basis as if Employee continued to serve as an employee hereunder for such period) and Employee shall continue to be eligible to receive his automobile allowance and to have Employer pay his individual premiums for his COBRA health insurance benefits during the Termination Period without any additional expense to Employee. The "Termination Period" shall mean a period that commences on the Termination Date and continues thereafter for twelve (12) months.

                           The provisions of this Section 3.2 shall survive any
                  termination or expiration of the Term of Employee's employment hereunder.

         5. During 2003, the Chief Executive Officer of Employer may in his sole discretion request the Board of Directors or the Executive Committee of the Board of Directors of Employer to elect Employee as President of Employer in addition to his current officer position of Chief Operating Officer.


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         6.       Section 4 of the Employment Agreement is hereby amended by changing the number of shares in the first sentence from 225,000 shares to 250,000 shares and by inserting the following new paragraph at the end of
Section 4:

                           The Executive Committee of the Board of Directors of
                  Employer will grant to Employee additional options to purchase Three Hundred Fifty Thousand (350,000) shares of common stock of Employer under and subject to the Plan and conditioned upon Employee's execution of this Amendment to Employment Agreement. Under the Plan, the option price will be the closing stock price on the day on which the options are granted by the Executive Committee. In the event that Employee executes this Amendment to Employment Agreement, then the option for such 350,000 shares shall vest and become exercisable under and subject to the Plan in increments as follows: 70,945 shares on December 31, 2003 if Employee is an employee of Employer on such date, 70,945 shares on December 31, 2004 if Employee is an employee of Employer on such date, and the remaining 208,110 shares on December 31, 2005 if Employee is an employee of Employer on such date. Upon a Change in Control (as defined in the Plan) during 2003 or thereafter, all unvested options then held by Employee shall vest in full immediately prior to the occurrence of such Change in Control if Employee is an employee of Employer on the date of such vesting. Upon Employer's termination of Employee's employment pursuant to Section 2(d) above, all unvested options then held by Employee shall vest in full on the date of notice under Section 2(d) above.

         7. Section 2A of the Employment Agreement is hereby deleted in its entirety from the Employment Agreement. In the fourth sentence in Section 4 of the Employment Agreement, the phrase "In the event that the Term is renewed pursuant to Section 2A above, then" is hereby deleted.

         8. Except as expressly amended above, all other provisions of the Employment Agreement shall remain in full force and effect. This Amendment inures to the benefit of, and is binding upon, Employer and its respective successors and assigns and Employee, together with Employee's executor, administrator, personal representatives, heirs, and legatees. This Amendment is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements, or agreements to the contrary heretofore made. Except for the Employment Agreement, this Amendment supersedes and terminates all prior agreements and understandings between Employer and Employee concerning the subject matter of this Amendment. This Amendment may be modified only by a written instrument signed by all of the parties hereto. This Amendment


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shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia without reference to its conflicts of law principles. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                           HORIZON MEDICAL PRODUCTS, INC.


                           By: /s/ Marshall B. Hunt
                              -------------------------------------------------
                              Marshall B. Hunt,
                              Chief Executive Officer


                           EMPLOYEE:

                            /s/ Robert J. Wenzel
                           ----------------------------------------------------
                           Robert J. Wenzel


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